Exhibit 10.2

EXECUTION COPY

REAFFIRMATION AGREEMENT dated as of February 8, 2013 (this “Agreement”), among J.C. PENNEY COMPANY, INC. (“Holdings”), J.C. PENNEY CORPORATION, INC. (the “Parent Borrower”), J.C. PENNEY PURCHASING CORPORATION (“Purchasing”), the other SUBSIDIARIES of Holdings identified on the signature pages hereof (collectively, the “Reaffirming Subsidiary Loan Parties” and, together with Holdings, the Parent Borrower and Purchasing, the “Reaffirming Parties”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Restated Credit Agreement.

WHEREAS, Holdings, the Parent Borrower, Purchasing, certain Lenders (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Restated Credit Agreement) and the Administrative Agent have entered into that certain Amendment and Restatement Agreement dated as of February 8, 2013 (the “Restatement Agreement”) to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended through the date hereof, the “Existing Credit Agreement” and, as amended and restated by the Restatement Agreement, the “Restated Credit Agreement”), among Holdings, the Parent Borrower, Purchasing, the Lenders from time to time party thereto, the Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

WHEREAS, each Reaffirming Party is party to one or more of the Security Documents;

WHEREAS, each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Restatement Agreement and the Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby;

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Restatement Agreement and the Restated Credit Agreement and the consummation of the transactions contemplated thereby; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

SECTION 1.01. Reaffirmation.  (a)  Each Reaffirming Party (i) hereby consents to the Restatement Agreement and the transactions contemplated thereby, (ii) hereby confirms its guarantees, pledges, grants of security interests and other agreements, as applicable, under each Security Document to which it is a party, and

(iii) agrees that, after giving effect to the Restatement Agreement and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Restated Credit Agreement.

(b) Each Reaffirming Party hereby confirms and agrees that the “Obligations” (or any term of like import) as defined or referenced in the Security Documents to which such Reaffirming Party is a party will include the “Loan Document Obligations” as defined in the Restated Credit Agreement.

ARTICLE II

Miscellaneous

SECTION 2.01. Notices.  All notices hereunder shall be in writing and given as provided in Section 9.01 of the Restated Credit Agreement.  All communications and notices hereunder to any Reaffirming Subsidiary Loan Party shall be given to it in care of the Parent Borrower as provided in Section 6.01 of the Collateral Agreement.

SECTION 2.02. Security Document.  This Agreement is a Security Document executed pursuant to the Restatement Agreement.

SECTION 2.03. Effectiveness; Counterparts.  This Agreement shall become effective on the date when copies hereof which, when taken together, bear the signatures of each Reaffirming Party and the Administrative Agent, shall have been received by the Administrative Agent (or its counsel).  This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.  This Agreement may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed signature page to this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.04. Effect of Agreement; No Novation.  (a)Except as expressly set forth herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Loan Party, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender under the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement), and shall not alter, modify, amend or in any way affect the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement), all of which, as amended, supplemented or otherwise modified by the Restatement Agreement, are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) Neither this Agreement nor the effectiveness of the Restatement Agreement or the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Security Document, any other security therefor or any Guarantee thereof.  Nothing contained herein shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Security Documents, which shall remain in full force and effect, except as modified by the Restatement Agreement.

SECTION 2.05. Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  Notwithstanding anything to the contrary contained herein, the provisions of Sections 9.09 and 9.10 of the Restated Credit Agreement are incorporated by reference herein, mutatis mutandis.

SECTION 2.06. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

J. C. PENNEY COMPANY, INC.,
by: /s/ Kenneth Hannah

Name: Kenneth Hannah
Title: Executive Vice President, Chief Financial Officer

J. C. PENNEY CORPORATION, INC.,
by: /s/ Michael D. Porter

Name: Michael D. Porter
Title: Vice President, Treasurer

J. C. PENNEY PURCHASING CORPORATION,
by: /s/ Michael D. Porter

Name: Michael D. Porter
Title: Vice President, Treasurer of J. C. Penney Corporation, Inc.

JCP REAL ESTATE HOLDINGS, INC.,
by: /s/ Michael D. Porter

Name: Michael D. Porter
Title: Vice President, Treasurer of J. C. Penney Corporation, Inc.

J. C. PENNEY PROPERTIES, INC.,
by: /s/ Michael D. Porter

Name: Michael D. Porter
Title:Vice President, Treasurer of J. C. Penney Corporation, Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by /s/ Sarah Freedman

Name: Sarah Freedman
Title: Executive Director